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                                   EXHIBIT 5

                      OPINION OF BRUCE L. MCSPADDEN, ESQ.
                             DATED JANUARY 27, 1995


                                                      Direct Dial (317) 497-6283

                                                      January 31, 1995

Board of Directors
Great Lakes Chemical Corporation
P.O. Box 2200
West Lafayette, IN  47906

                Re:   Great Lakes Chemical Corporation
                      1993 Employee Stock Compensation Plan
                      Registration of Form S-8

Gentlemen:

  As Assistant General Counsel of Great Lakes Chemical Corporation ("the Company"), I have furnished this opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 to effect the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of common stock of the Company (the "Shares of Common Stock") to be issued upon exercise of options granted or in connection with other stock compensation awards made under the Company's 1993 Employee Stock Compensation Plan (the "Plan").

  I have reviewed the Plan and the proceedings taken by the Board of Directors and the shareholders of the Company in connection with the adoption of the Plan and the proposed issuance of Shares of Common Stock under the Plan. I am familiar with the Certificate of Incorporation and Bylaws of the Company, in each case as amended to date, and I have examined, or caused to be examined, such other records, documents and instruments as in my judgment are necessary and appropriate to enable me to render the opinion expressed below.

  Based on the foregoing, it is my opinion that the Shares of Common Stock to be issued upon exercise of options granted or in connection with other stock compensation awards made under the Company's 1993 Employee Stock Compensation Plan will, upon issuance thereof, be validly issued, fully paid and nonassessable.

  I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement of Form S-8 referred to above and to the use of my name in connection with this opinion in such Registration Statement and in the Plan documents prepared pursuant to the requirements of Part I of Form S-8.

                                                      Sincerely,


                                                      Bruce L. McSpadden
                                                      Assistant General Counsel

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